   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1997

                                                     REGISTRATION NO. 333-39205
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                        SUPERIOR ENERGY SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         DELAWARE              1503 ENGINEERS ROAD           75-2379388
      (STATE OR OTHER            P. O. BOX 6220           (I.R.S. EMPLOYER
       JURISDICTION          NEW ORLEANS, LOUISIANA      IDENTIFICATION NO.)
    OF INCORPORATION OR               70174
       ORGANIZATION)             (504) 393-7774
 (ADDRESS , INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               ROBERT S. TAYLOR
                            CHIEF FINANCIAL OFFICER
                              1503 ENGINEERS ROAD
                                P. O. BOX 6220
                         NEW ORLEANS, LOUISIANA 70174
                                (504) 393-7774
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:

       WILLIAM B. MASTERS, ESQ.                 THOMAS P. MASON, ESQ.
  JONES, WALKER, WAECHTER, POITEVENT,          ANDREWS & KURTH, L.L.P.
       CARRERE & DENEGRE, L.L.P.              4200 TEXAS COMMERCE TOWER
        201 ST. CHARLES AVENUE                 600 TRAVIS, SUITE 4200
     NEW ORLEANS, LOUISIANA 70170               HOUSTON, TEXAS 77002
            (504) 582-8000                         (713) 220-4200
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registraiton Statement becomes effective.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses payable in connection with the sale and distribution of the securities being registered.

      SEC registration fee............................................ $ 23,393
      NASD filing fee.................................................    8,220
      Nasdaq listing fee..............................................   17,500
      Printing expenses...............................................   75,000*
      Accounting fees and expenses....................................  125,000*
      Legal fees and expenses.........................................  125,000*
      Miscellaneous...................................................   25,887*
                                                                       --------
        Total......................................................... $400,000
                                                                       ========

--------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law of Delaware, as amended (the "DGCL"), provides that a Delaware corporation may indemnify its officers, directors, employees and agents in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Article Tenth of the Registrant's Certificate of Incorporation, a copy of which is incorporated herein by reference as Exhibit 3.1, provides for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities.

  Paragraph 7 of Section 102(b) of the DGCL permits a Delaware corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. The DGCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation eliminates the personal liability of the directors of the Company to the fullest extent permitted by Paragraph 7 of Section 102(b) of the DGCL.

  The Registrant also has indemnity agreements with each of its officers and directors, which provide for indemnification of such directors and officers. The Registrant also carries insurance permitted by the DGCL on behalf of its directors and officers, which may cover liabilities under the Securities Act. The Underwriting Agreement, a form of which is filed as Exhibit 1.1, also provides indemnification to directors and officers of the Registrant under certain conditions.

ITEM 16. EXHIBITS.

 1.1 --Form of Underwriting Agreement.*
 3.1 --Composite of the Company's Certificate of Incorporation (incorporated by reference from the Company's Form 10-QSB for the quarter ended March 31,
      1996).
 3.2 --Composite of the Company's By-laws (incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration No. 333-
      15987)).
 3.3 --Specimen Stock Certificate (incorporated by reference from the Company's registration statement on Form SB-2 (Registration No. 33-94454)).

 5.1  --Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
23.1  --Consent of KPMG Peat Marwick LLP
23.2  --Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit
       5.1).
24    --Power of Attorney (included in the Signature Page to this Registration Statement).

--------
*Refiled with this Amendment No. 1

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes that:

    (1) For the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belle Chasse, State of Louisiana, on November 18, 1997.

                                          SUPERIOR ENERGY SERVICES, INC.

                                                  /s/ Robert S. Taylor
                                          By: _________________________________
                                                    Robert S. Taylor
                                             Chief Financial and Accounting
                                                         Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registrant's Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

     /s/   Terence E. Hall*          Chairman of the Board, Chief  November 18, 1997
____________________________________ Executive Officer and
          Terence E. Hall            President (Principal
                                     Executive Officer)

      /s/ Robert S. Taylor           Chief Financial Officer       November 18, 1997
____________________________________ (Principal Financial and
          Robert S. Taylor           Accounting Officer)

  /s/  Ernest J. Yancey, Jr.*        Director                      November 18, 1997
____________________________________
        Ernest J. Yancy, Jr.

   /s/   James E. Ravannack*         Director                      November 18, 1997
____________________________________
         James E. Ravannack

     /s/ Richard J. Lazes*           Director                      November 18, 1997
____________________________________
          Richard J. Lazes

     /s/ Kenneth C. Boothe*          Director                      November 18, 1997
____________________________________
         Kenneth C. Boothe

      /s/ Bradford Small*            Director                      November 18, 1997
____________________________________
           Bradford Small

    /s/ Justin L. Sullivan*          Director                      November 18, 1997
____________________________________
         Justin L. Sullivan

    *By: /s/ Robert S. Taylor        Director                      November 18, 1997
____________________________________
          Robert S. Taylor
     Agent and Attorney-in-fact

                                      S-1